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                                                                     Exhibit 3.1

                                         ---------------------------------------
                                                        ENDORSED
                                                         FILED
                                         In the office of the Secretary of State
                                               of the State of California

                                                      AUG 12 1988

                                             [ILLEGIBLE]: Secretary of State
                                         ---------------------------------------

                            ARTICLES OF INCORPORATION
                                       OF
                             REDWOOD EMPIRE BANCORP

      ONE: NAME

      The name of the Corporation is:

            Redwood Empire Bancorp

      TWO: PURPOSE

      The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

      THREE: AUTHORIZED STOCK

      The Corporation is authorized to issue only one class of shares of stock, designated "Common Stock," and the total number of shares which the corporation is authorized to issue is 10,000,000.

      FOUR: DIRECTOR LIABILITY

      The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      FIVE: INDEMNIFICATION

      The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the Corporation and its stockholders through bylaw provisions or through agreements with the agents, or both, in excess of indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

      SIX: AGENT FOR SERVICE OF PROCESS

      The name and address in this State of this corporation's initial agent for service of process is:

            Gary Steven Findley, Attorney at Law
            2700 East Imperial Highway, Suite J
            Brea, California 92621

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      IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, the undersigned, constituting the incorporator of this corporation, has executed these Articles of Incorporation.

Dated: July 25, 1988
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                                           /s/ Gary Steven Findley
                                           -------------------------------------
                                               Gary Steven Findley

      I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                           /s/ Gary Steven Findley
                                           -------------------------------------
                                               Gary Steven Findley